Exhibit 99.1

Steve Madden Announces First Quarter 2026 Results

~ Raises Fiscal 2026 Revenue Guidance and Introduces Fiscal 2026 Earnings Guidance ~

LONG ISLAND CITY, N.Y., May 6, 2026 – Steven Madden, Ltd. (Nasdaq: SHOO) (the “Company”), a leading designer and marketer of fashion-forward footwear, accessories and apparel, today announced financial results for the first quarter ended March 31, 2026.

Amounts referred to as “Adjusted” are non-GAAP measures that exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

First Quarter 2026 Results

●	Revenue increased 18.0% to $653.1 million, compared to $553.5 million in the same period of 2025.

●	Gross profit as a percentage of revenue was 54.7%, compared to 40.9% in the same period of 2025. Adjusted gross profit as a percentage of revenue was 46.3%, compared to 40.9% in the same period of 2025.

●	Operating expenses as a percentage of revenue were 39.5%, compared to 32.0% in the same period of 2025. Adjusted operating expenses as a percentage of revenue were 39.2%, compared to 30.8% in the same period of 2025.

●	Income from operations totaled $98.7 million, or 15.1% of revenue, compared to $53.5 million, or 9.7% of revenue, in the same period of 2025. Adjusted income from operations totaled $46.3 million, or 7.1% of revenue, compared to $56.1 million, or 10.1% of revenue, in the same period of 2025.

●	Net income attributable to Steven Madden, Ltd. was $71.8 million, or $1.00 per diluted share, compared to $40.4 million, or $0.57 per diluted share, in the same period of 2025. Adjusted net income attributable to Steven Madden, Ltd. was $32.1 million, or $0.45 per diluted share, compared to $42.4 million, or $0.60 per diluted share, in the same period of 2025.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We got off to a solid start to the year in the first quarter, with healthy underlying demand across our brands driven by compelling product assortments and strong marketing execution.

The Steve Madden brand continued to gain momentum, as consumers responded favorably to our on-trend assortments, resulting in strong comps in our direct-to-consumer business and robust sell-through performance in wholesale. The Kurt Geiger London brand also delivered another strong quarter, with continued momentum across channels.

While earnings declined in the first quarter, we expect to return to earnings growth in the second quarter and deliver strong top- and bottom-line growth for the full year. Looking out further, we are confident that our powerful brands, proven business model and talented team position us to deliver sustainable growth for years to come.”

First Quarter 2026 Channel Results

Revenue for the wholesale business in the first quarter of 2026 was $443.6 million, a 1.0% increase compared to the first quarter of 2025. Excluding Kurt Geiger, wholesale revenue declined 8.2%. Wholesale footwear revenue decreased 5.8%, or 12.0% excluding Kurt Geiger. Wholesale accessories/apparel revenue increased 15.1%, or decreased 0.5% excluding Kurt Geiger. Gross profit as a percentage of wholesale revenue was 49.2% in the first quarter of 2026, compared to 35.7% in the first quarter of 2025. Adjusted gross profit as a percentage of wholesale revenue was 39.2%, compared to 35.7% in the first quarter of 2025, due to higher average selling prices as well as mix benefits from the addition of the Kurt Geiger business and a lower penetration of private label.

Direct-to-consumer revenue in the first quarter of 2026 was $206.0 million, an 83.8% increase compared to the first quarter of 2025. Excluding Kurt Geiger, direct-to-consumer revenue increased 8.0%. Gross profit as a percentage of direct-to-consumer revenue was 65.9%, compared to 60.1% in the first quarter of 2025. Adjusted gross profit as a percentage of direct-to-consumer revenue was 60.8%, compared to 60.1% in the first quarter of 2025, as a result of the addition of the Kurt Geiger business as well as a modest increase in the organic business.

The Company ended the quarter with 387 Company-operated brick-and-mortar retail stores, including 95 outlets, as well as eight e-commerce websites and 162 Company-operated concessions in international markets.

Balance Sheet and Cash Flow Highlights

As of March 31, 2026, total debt outstanding was $286.5 million, and cash and cash equivalents were $77.2 million, for net debt of $209.3 million.

During the first quarter of 2026, the Company did not repurchase any shares of its common stock in the open market.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on June 19, 2026 to stockholders of record as of the close of business on June 8, 2026.

Updated Fiscal 2026 Outlook

The Company is raising its fiscal 2026 revenue guidance and introducing fiscal 2026 diluted earnings per share guidance. The Company now expects fiscal 2026 revenue will increase 10% to 12% compared to fiscal 2025. The Company expects fiscal 2026 diluted EPS will be in the range of $2.55 to $2.65. The Company expects Adjusted diluted EPS will be in the range of $2.00 to $2.10.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, May 6, 2026, at 8:30 a.m. Eastern Time, which will include a discussion of the Company’s first quarter 2026 earnings results and updated fiscal 2026 outlook. The call will be webcast live on the Company’s website at https://investor.stevemadden.com. A webcast replay of the conference call will be available on the Company’s website or via the following webcast link https://edge.media-server.com/mmc/p/vf5worz8 beginning today at approximately 10:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel. In addition to marketing products under its own brands including Steve Madden®, Kurt Geiger London®, Dolce Vita®, Betsey Johnson®, Carvela®, Blondo® and ATM®, Steve Madden licenses footwear, handbags and other accessory categories for the Anne Klein® brand. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also directly operates brick-and-mortar retail stores and e-commerce websites. In addition, Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products in the apparel, accessory and home categories.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may,” “will,” “expect,” “believe,” “should,” “anticipate,” “project,” “predict,” “plan,” “intend,” “estimate,” or “confident,” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations, and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

●	our ability to accurately anticipate fashion trends and promptly respond to consumer demand;

●	our ability to compete effectively in a highly competitive market;

●	our ability to adapt to our business model to rapid changes in the retail industry;

●	our dependence on the hiring and retention of key personnel;

●	our ability to successfully implement growth strategies and integrate acquired businesses;

●	changes in trade policies, additional tariffs on product imported to the United States, retaliatory trade actions taken by other countries, and resulting trade wars;

●	supply chain disruptions to product delivery systems and logistics, and our ability to properly manage inventory;

●	geopolitical tensions in the regions in which we operate and any related challenging macroeconomic conditions globally that may materially adversely affect our customers, vendors, and partners, and the duration and extent to which these factors may impact our future business and operations, results of operations, and financial condition;

●	our reliance on independent manufacturers to produce and deliver products in a timely manner or to meet our quality standards if we experience a supply chain disruption and we are unable to secure an alternative source of raw materials or end products;

●	our dependence on one or more of our significant customers;

●	quarterly fluctuations of our financial results;

●	extreme or unseasonable weather conditions in locations where we or our customers and suppliers are located;

●	fluctuation of our stock price if our operating results are inconsistent with our forecasts or those of analysts who follow us;

●	our exposure to risks related to integrating the operations, systems, processes, reporting, supply chains, and personnel of Kurt Geiger into our business;

●	our exposure to risks associated with increased indebtedness used to finance the acquisition of Kurt Geiger, including related debt service requirements;

●	our ability to manage risks associated with substantial goodwill and intangible assets recorded from the acquisition of Kurt Geiger, which could subsequently become impaired upon adverse changes to the business environment in which we operate;

●	disruption of our information technology systems or e-commerce platforms;

●	cybersecurity risks and costs of defending against, mitigating, and responding to data security threats and breaches impacting the Company;

●	our ability to effectively implement artificial intelligence and data-driven technologies across our operations, and the risks that such technologies may not perform as expected, may be subject to regulatory constraints, or may increase operational, legal, or cybersecurity risks;

●	litigation or other legal proceedings could divert management resources and result in costs;

●	legal, regulatory, political, and economic risks that may affect our operations in international markets;

●	exposure to foreign exchange rate fluctuations;

●	our ability to adequately protect our trademarks and other intellectual property rights;

●	changes in economic conditions;

●	additional tax liabilities resulting from audits by various taxing authorities;

●	changes in U.S. and foreign tax laws that could have an adverse effect on our financial results;

●	the loss of a significant license;

●	the actions of our licensees and diminished brand integrity;

●	the actions of our licensees or the loss of a significant licensee and diminished brand integrity;

●	failure of our manufacturers, the manufacturers used by our licensees, or our licensees themselves to use acceptable labor practices or to otherwise comply with local laws and other standards;

●	our ability to maintain effective internal control over our financial reporting; and

●	other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

The Company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025

Net sales	$649,660	$551,382
Licensing fee income	3,436	2,152
Total revenue	653,096	553,534
Cost of sales	295,676	327,267
Gross profit	357,420	226,267
Operating expenses	258,293	177,263
Change in valuation of contingent payment liability	385	(4,495)
Income from operations	98,742	53,499
Interest and other (expense) / income, net	(3,605)	829
Income before provision for income taxes	95,137	54,328
Provision for income taxes	23,494	13,068
Net income	71,643	41,260
Less: net (loss) / income attributable to noncontrolling interest	(179)	837
Net income attributable to Steven Madden, Ltd.	$71,822	$40,423

Basic income per share	$1.01	$0.57

Diluted income per share	$1.00	$0.57

Basic weighted average common shares outstanding	71,163	70,773

Diluted weighted average common shares outstanding	71,876	71,055

Cash dividends declared per common share	$0.21	$0.21

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

		As of
	March 31, 2026	December 31, 2025	March 31, 2025
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$77,157	$112,423	$144,762
Short-term investments	—	—	2,480
Accounts receivable, net of allowances	97,098	91,854	70,830
Factor accounts receivable	346,497	311,563	387,706
Inventories	379,369	417,016	238,641
Prepaid expenses and other current assets	139,553	46,759	34,908
Income tax receivable and prepaid income taxes	9,252	21,084	6,686
Total current assets	1,048,926	1,000,699	886,013
Property and equipment, net	112,342	115,802	65,853
Operating lease right-of-use asset	237,305	235,855	152,689
Deposits and other	22,791	22,764	22,040
Deferred tax assets	3,220	3,220	610
Goodwill	254,154	254,518	187,441
Intangibles, net	276,222	281,419	112,555
Total Assets	$1,954,960	$1,914,277	$1,427,201
LIABILITIES
Current liabilities:
Accounts payable	$195,725	$197,247	$217,192
Accrued expenses and other current liabilities	193,664	258,794	110,327
Operating leases - current portion	61,892	58,827	45,526
Income taxes payable	13,192	4,488	18,855
Accrued incentive compensation	6,921	6,351	2,654
Total current liabilities	471,394	525,707	394,554
Contingent payment liability - long-term portion	15,265	14,880	3,070
Operating leases - long-term portion	191,929	193,145	120,730
Long-term debt	286,497	234,166	—
Deferred tax liabilities	36,329	36,142	5,067
Other liabilities	6,298	6,255	104
Total Liabilities	1,007,712	1,010,295	523,525

STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	913,152	866,388	875,344
Noncontrolling interest	34,096	37,594	28,332
Total stockholders’ equity	947,248	903,982	903,676
Total Liabilities and Stockholders’ Equity	$1,954,960	$1,914,277	$1,427,201

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net income	$71,643	$41,260
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	7,279	7,155
Depreciation and amortization	9,358	5,253
Amortization of debt issuance costs	441	—
Loss on disposal of fixed assets	100	1
Deferred taxes	32	441
Change in valuation of contingent payment liability	385	(4,495)
Other operating activities	100	(843)
Changes, net of acquisitions, in:
Accounts receivable	(6,448)	(23,229)
Factor accounts receivable	(35,574)	(38,988)
Inventories	34,266	23,866
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	(83,431)	3,069
Accounts payable, accrued expenses, and other current liabilities	(55,335)	(15,357)
Accrued incentive compensation	595	(12,419)
Leases and other liabilities	1,252	(4,546)
Net cash used in operating activities	(55,337)	(18,832)

Cash flows from investing activities:
Capital expenditures	(5,901)	(9,847)
Maturity / sale of short-term investments	—	11,038
Other investing activities	—	(2,196)
Net cash used in investing activities	(5,901)	(1,005)

Cash flows from financing activities:
Common stock repurchased and net settlements of stock awards	(7,367)	(7,770)
Borrowings, net of repayments	52,000	—
Cash dividends paid on common stock	(15,290)	(15,186)
Distribution of noncontrolling interest	(2,924)	(2,946)
Net cash provided by / (used in) financing activities	26,419	(25,902)
Effect of exchange rate changes on cash and cash equivalents	(447)	577
Net decrease in cash and cash equivalents	(35,266)	(45,162)
Cash and cash equivalents – beginning of period	112,423	189,924
Cash and cash equivalents – end of period	$77,157	$144,762

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP gross profit to Adjusted gross profit

	Three Months Ended
	March 31, 2026	March 31, 2025

GAAP gross profit	$357,420	$226,267
Non-GAAP Adjustments	(55,090)	280
Adjusted gross profit	$302,330	$226,547

Table 2 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended
	March 31, 2026	March 31, 2025

GAAP operating expenses	$258,293	$177,263
Non-GAAP Adjustments	(2,264)	(6,796)
Adjusted operating expenses	$256,029	$170,467

Table 3 - Reconciliation of GAAP income from operations to Adjusted income from operations

	Three Months Ended
	March 31, 2026	March 31, 2025

GAAP income from operations	$98,742	$53,499
Non-GAAP Adjustments	(52,441)	2,580
Adjusted income from operations	$46,301	$56,079

Table 4 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended
	March 31, 2026	March 31, 2025

GAAP provision for income taxes	$23,494	$13,068
Non-GAAP Adjustments	(12,684)	612
Adjusted provision for income taxes	$10,810	$13,680

Table 5 - Reconciliation of GAAP net income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended
	March 31, 2026	March 31, 2025

GAAP net income attributable to Steven Madden, Ltd.	$71,822	$40,423
Non-GAAP Adjustments	(39,757)	1,968
Adjusted net income attributable to Steven Madden, Ltd.	$32,065	$42,391

GAAP diluted net income per share	$1.00	$0.57

Adjusted diluted net income per share	$0.45	$0.60

Table 6 - Reconciliation of GAAP diluted net income per share to Adjusted diluted net income per share in fiscal 2026 outlook

	Fiscal 2026 Outlook
	Low End	High End

GAAP diluted net income per share	$2.55	$2.65
Non-GAAP Adjustments	(0.55)	(0.55)
Adjusted diluted net income per share	$2.00	$2.10

Non-GAAP Adjustments include the items below.

For the first quarter of 2026:

●	$55.1 million pre-tax ($41.8 million after-tax) benefit in connection with the expected recovery of previously incurred tariffs, imposed under the International Emergency Economic Powers Act, on inventory sold in the prior year, included in cost of sales.

●	$1.2 million pre-tax ($0.9 million after-tax) expense in connection with severances and related charges, included in operating expenses.

●	$0.8 million pre-tax ($0.6 million after-tax) expense in connection with legal settlements and related fees, included in operating expenses.

●	$0.3 million pre-tax ($0.2 million after-tax) expense in connection with an acquisition and formation of joint ventures, included in operating expenses.

●	$0.4 million pre-tax ($0.3 million after-tax) net expense in connection with the change in valuation of contingent payment liabilities related to acquisitions.

For the first quarter of 2025:

●	$0.3 million pre-tax ($0.2 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory from acquired businesses, included in cost of sales.

●	$1.2 million pre-tax ($0.9 million after-tax) expense in connection with legal settlements and related fees, included in operating expenses.

●	$2.4 million pre-tax ($1.8 million after-tax) expense in connection with severances and related charges, included in operating expenses.

●	$3.2 million pre-tax ($2.4 million after-tax) expense in connection with an acquisition and formation of joint ventures, included in operating expenses.

●	$4.5 million pre-tax ($3.4 million after-tax) net benefit in connection with the change in valuation of contingent payment liabilities related to acquisitions.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com